Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 13, 2012, with respect to the financial statements of TappIn, Inc. as of October 31, 2011 and December 31, 2010 and for the ten-month period ended October 31, 2011 and the year ended December 31, 2010, included in this Current Report of GlobalSCAPE, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of GlobalSCAPE, Inc. on Form S-8 (File No. 333-168871 and File No. 333-145771).

/s/ Grant Thornton LLP

Houston, Texas

February 13, 2012